EXECUTION COPY

Exhibit 10.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT

To Purchase Shares of the Common Stock of

PolyMedix, Inc.

Dated as of April 5, 2012 (the “Effective Date”)

WHEREAS, PolyMedix, Inc., a Delaware corporation (the “Company”), has entered into a Loan and Security Agreement of even date herewith (the “Loan Agreement”) with its wholly-owned subsidiary, PolyMedix Pharmaceuticals, Inc., a Delaware corporation, and MidCap Financial SBIC, LP, a Delaware limited partnership (“MidCap”);

WHEREAS, the Company desires to grant to MidCap, in consideration for, among other things, the financial accommodations provided for in the Loan Agreement, the right to purchase shares of its Common Stock (as defined herein) pursuant to this Warrant to Purchase Shares of Common Stock (this “Warrant”);

NOW, THEREFORE, in consideration of MidCap executing and delivering the Loan Agreement and providing the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and MidCap agree as follows:

SECTION 1.	GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.

(a)           For value received, the Company hereby grants to MidCap or, if MidCap shall have assigned this Warrant pursuant to Section 11 below, the assignee of this Warrant (the “Holder”), and the Holder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, up to the number of fully paid and non-assessable shares of Common Stock as determined in accordance with Section 1(b) below, at a purchase price equal to $1.24 (the “Exercise Price”), such number and Exercise Price being subject to adjustment as provided herein.  As used in this Warrant, the following terms shall have the following meanings:

“Act” means the Securities Act of 1933, as amended.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation or other constitutional document, as may be amended and in effect from time to time.

“Common Stock” means the Company’s common stock, $0.001 par value per share, as presently constituted under the Certificate of Incorporation and any class and/or series of Company capital stock for or into which such common stock may be converted or exchanged in a reorganization, recapitalization or similar transaction.

“Merger Event” means a merger or consolidation of the Company into or with another entity, in which the equity holders of the Company as of immediately prior to the closing of the transaction own, in the aggregate, securities representing less than a majority of the total outstanding combined voting equity of the successor or surviving entity as of immediately after the closing of the transaction.

“Purchase Price” means, with respect to any exercise of this Warrant (whether in whole or in part), an amount equal to the then-effective Exercise Price multiplied by the number of shares of Common Stock as to which this Warrant is then exercised.

(b)           Number of Shares.                                This Warrant shall be exercisable for 161,290 shares of Common Stock (the “Initial Shares”) and, in the event that the Lenders (as defined in the Loan Agreement) advance Tranche Two (as defined in the Loan Agreement), an additional number of shares of Common Stock equal to 2.5 percent of Tranche Two divided by the Exercise Price in effect at the time of such advance (the “Additional Shares” and, together with the Initial Shares, the “Shares”), subject to adjustment from time to time in accordance with the provisions of this Warrant.

SECTION 2.	TERM OF THE AGREEMENT.

Except as otherwise provided for herein, the term of this Warrant and the right to purchase Common Stock as granted herein shall commence on the Effective Date and shall be exercisable for a period ending at 4:00 PM New York City time on the fifth (5th) anniversary of the Effective Date.

SECTION 3.	EXERCISE OF THE PURCHASE RIGHTS.

The purchase rights set forth in this Warrant are exercisable by the Holder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering this Warrant to the Company at its principal office, together with a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed, and the Purchase Price.  Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than three (3) business days thereafter, the Company shall issue to the Holder a certificate for the number of shares of Common Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases, if any.  The Purchase Price shall be paid at the Holder’s election by certified or cashier’s check or by wire transfer of funds to the Company’s designated account.

Upon partial exercise, the Company shall promptly issue an amended Warrant representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Warrant shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

SECTION 4.	RESERVATION OF SHARES.

During the term of this Warrant, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein.

SECTION 5.	NO FRACTIONAL SHARES OR SCRIP.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

SECTION 6.	NO RIGHTS AS STOCKHOLDER.

This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the issuance of any shares of Common Stock purchased hereunder.

SECTION 7.	HOLDER REGISTRY.

The Company shall maintain a registry showing the name and address of the registered holder of this Warrant.  Holder’s initial address, for purposes of such registry, is set forth in Section 12(g) below.  Holder may change such address by giving written notice of such changed address to the Company.

SECTION 8.	ADJUSTMENT RIGHTS.

The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment, as follows:

(a) Merger Event.  If at any time there shall be Merger Event, then, as a part of such Merger Event, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock or other securities, cash or other property of the successor corporation resulting from such Merger Event that would have been issuable if Holder had exercised this Warrant immediately prior to the Merger Event.  Following any Merger Event, the terms “Initial Shares” and “Additional Shares” (if any) shall be deemed to refer to the securities, cash or other property for which this Warrant is thereafter exercisable in accordance with the provisions hereof.

(b) Reclassification of Shares.  Except as set forth in Section 8(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change the Common Stock or any other securities as to which purchase rights under this Warrant may then exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change.

(c) Subdivision or Combination of Shares.  If the Company at any time shall combine or subdivide its Common Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of shares of Common Stock issuable upon the exercise of this Warrant shall be proportionately decreased.

(d) Stock Dividends.  If the Company at any time while this Warrant is outstanding and unexpired shall:

(i) pay a dividend with respect to the Common Stock payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or

(ii) make any other distribution with respect to Common Stock (other than a cash dividend out of undistributed net income) except any distribution specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that the Holder shall receive upon exercise of this Warrant a proportionate share of any such distribution as though it were the holder of the Common Stock as of the record date fixed for the determination of the stockholders of the Company entitled to receive such distribution.

(e)  Notice of Adjustments.  If: (i) the Company shall declare any dividend or distribution upon its outstanding Common Stock, payable in stock, cash, property or other securities (assuming, if the Loan Agreement is then in effect, that the Agent and the Required Lenders, each as defined in the Loan

Agreement, consents to such dividend or distribution); (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; (iv) the Company shall sell, lease, license or otherwise transfer all or substantially all of its assets; or (v) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall give the Holder notice thereof at the same time and in the same manner as it gives notice thereof to the holders of Common Stock.

SECTION 9.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a) Reservation of Common Stock.  The Company covenants and agrees that all Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable.  The Company further covenants and agrees that the Company will, at all times during the term hereof, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.  If at any time during the term hereof the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant in full, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(b) Due Authority.  The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Holder of the right to acquire the shares of Common Stock, have been duly authorized by all necessary corporate action on the part of the Company.  This Warrant: (1) does not violate the Company’s Certificate of Incorporation or current bylaws; (2) does not contravene any law or governmental rule, regulation or order applicable to it; and (3) does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound.  This Warrant constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

(c) Consents and Approvals.  No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for any filings required under applicable state securities laws.

(d) Issued Securities.  All issued and outstanding shares of Common Stock and other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable.  All outstanding shares of Common Stock and other securities were issued in full compliance with all federal and state securities laws.

(e) Insurance.  The Company has in full force and effect insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

(f) Exempt Transaction.  Subject to the accuracy of the Holder’s representations in Section 10, the issuance of the Common Stock upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

(g) Registration under Act.  The Company, at its sole expense, shall use its reasonable best efforts to cause the Initial Shares to be registered for re-sale by the Holder by means of an effective registration statement filed under the Act on an appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Act within 90 days after the Effective Date, and to cause the Additional Shares (if any) to be so registered within 60 days after the advance of Tranche Two, in each case, permitting the resale of such Shares by the Holder in accordance with the methods of distribution set forth in such registration statement, all pursuant to and in accordance with that certain Registration Rights Agreement of even date herewith between the Company and Holder.

(h) Information Rights.  At all times (if any) during the term of this Warrant when (i) the Company shall not be required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and/or (ii) the Common Stock shall no longer be listed or quoted for trading on a national securities exchange or over-the-counter market, Holder shall be entitled to the information rights contained in Section 6.2(a) of the Loan Agreement and, to such extent, Section 6.2(a) of the Loan Agreement is hereby incorporated into this Warrant by this reference as though fully set forth herein.

SECTION 10.	REPRESENTATIONS AND COVENANTS OF THE HOLDER.

This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder:

(a) Investment Purpose.  This Warrant and the shares issued on exercise hereof will be acquired for investment and not with a view to the sale or distribution of any part thereof in violation of applicable federal and state securities laws, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Private Issue.  The Holder understands (i) that the Common Stock issuable upon exercise of this Warrant is not, as of the Effective Date, registered under the Act or qualified under applicable state securities laws, and (ii) that the Company’s reliance on exemption from such registration is predicated on the representations set forth in this Section 10.

(c) Financial Risk.  The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d) Accredited Investor.  Holder is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

SECTION 11.	TRANSFERS.

Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Warrant properly endorsed.  Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed and its transfer recorded on the Company’s registry, shall be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant.  The transfer of this Warrant shall be recorded on registry of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.  Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner and Holder for all purposes.

SECTION 12.	MISCELLANEOUS.

(a) Effective Date.  The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof.  This Warrant shall be binding upon any successors or assigns of the Company.

(b) Remedies.  In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where the non-defaulting party will not have an adequate remedy at law and where damages will not be readily ascertainable.

(c) No Impairment of Rights.  The Company will not, by amendment of its Certificate of Incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

(d) Attorney’s Fees.  In any litigation, arbitration or court proceeding between the Company and the Holder relating hereto, the prevailing party shall be entitled to attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant.  For the purposes of this Section 12(d), attorneys’ fees shall include without limitation fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

(e) Severability.  In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(f) Notices.  Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Warrant or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (a) personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic transmission or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, and shall be addressed to the party to be notified as follows:

If to Holder:

MidCap Financial SBIC, LP
7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
Attention:  Portfolio Management – Life Sciences
Facsimile:  301-941-1450
E-Mail :  lviera@midcapfinancial.com

with a copy to :

MidCap Financial, LLC
7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
Attention:  General Counsel
Facsimile:  301-941-1450
E-Mail :  rgoodridge@midcapfinancial.com

If to the Company:

PolyMedix, Inc.
Attention: Chief Financial Officer
170 N. Radnor Chester Road, Suite 300
Radnor, PA 19087
Facsimile:  484-598-2333
Telephone: 484-598-2332

or to such other address as each party may designate for itself by like notice.

(g) Entire Agreement; Amendments.  This Warrant constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof.  None of the terms of this Warrant may be amended except by an instrument executed by each of the parties hereto.

(h) Headings.  The various headings in this Warrant are inserted for convenience only and shall not affect the meaning or interpretation of this Warrant or any provisions hereof.

(i) Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Warrant and, specifically, the provisions of Sections 12(m), 12(n), 12(o). 12(p) and 12(q).

(j) No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Warrant.  In the event an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Warrant.

(k) No Waiver.  No omission or delay by Holder at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which Holder is entitled, nor shall it in any way affect the right of Holder to enforce such provisions thereafter.

(l) Survival.  All agreements, representations and warranties contained in this Warrant or in any document delivered pursuant hereto shall be for the benefit of Holder and shall survive the execution and delivery of this Warrant and the expiration or other termination of this Warrant.

(m) Governing Law.  This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(n) Consent to Jurisdiction and Venue.  All judicial proceedings arising in or under or related to this Warrant may be brought in any state or federal court of competent jurisdiction located in the State of Delaware.  By execution and delivery of this Warrant, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in County of Newcastle, State of Delaware; (b) waives any objection as to jurisdiction or venue in County of Newcastle, State of Delaware; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant.  Service of process on any party hereto in any action arising out of or relating to this Warrant shall be effective if given in accordance with the requirements for notice set forth in Section 12(f), and shall be deemed effective and received as set forth in Section 12(f).  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

(o) Mutual Waiver of Jury Trial.  Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws.  EACH OF THE COMPANY AND HOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST HOLDER OR BY HOLDER AGAINST THE COMPANY.  This waiver extends to all such claims, including Claims that involve persons or entities other the Company and Holder; Claims that arise out of or are in any way connected to the relationship between the Company and Holder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Warrant.

(p) Arbitration.  If the mutual waiver of jury trial set forth in Section 12(o) is ineffective or unenforceable, the parties agree that all Claims shall be submitted to binding arbitration in accordance with the commercial arbitration rules of JAMS (the “Rules”), such arbitration to occur before one arbitrator, which arbitrator shall be a retired Delaware state judge or a retired Federal court judge.  Such proceeding shall be conducted in County of Newcastle, State of Delaware, with Delaware rules of evidence and discovery applicable to such arbitration.  The decision of the arbitrator shall be binding on the parties, and shall be final and nonappealable to the maximum extent permitted by law.  Any judgment rendered by the arbitrator may be entered in a court of competent jurisdiction and enforced by the prevailing party as a final judgment of such court.

(q) Pre-arbitration Relief.  In the event Claims are to be resolved by arbitration, either party may seek from a court of competent jurisdiction identified in Section 12(n), any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by binding arbitration.

(r) Counterparts.  This Warrant and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

(s) Specific Performance.  The parties hereto hereby acknowledge that it may not be possible to measure in money the damages which will accrue to Holder by reason of the Company’s failure to perform any of the obligations under this Warrant and agree that the terms of this Warrant shall be specifically enforceable by Holder.  If Holder institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that Holder has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

(t) Limitation on Exercise.  This Warrant may not be exercised to purchase Common Stock to the extent that the purchase of such Common Stock (or the right to purchase such Common Stock) would cause such Holder to become an “Acquiring Person,” as that term is used in that certain Rights Agreement dated as of May 12, 2009, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent.

(u) Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:                                           POLYMEDIX, INC.

By:           /s/ Edward F. Smith

Title:	Vice President, Chief Financial Officer and Secretary

HOLDER:                                           MIDCAP FINANCIAL SBIC, LP

By:           /s/ Joshua Groman, Ph.D.
Title:        Authorized Signatory

EXHIBIT I

NOTICE OF EXERCISE

To:           [____________________________]

(1)
The undersigned Holder hereby elects to purchase [_______] shares of the Common Stock of [_________________], pursuant to the terms of the Warrant to Purchase Common Stock dated the [___] day of [______, _____] (the “Warrant”) between [_________________] and the Holder, and tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.

(2)	Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

_________________________________
(Name)

_________________________________
(Address)

HOLDER:                                            MIDCAP FINANCIAL SBIC, LP

By:           _________________________

Title:           _________________________

Date:           _________________________

EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

The undersigned [____________________________________], hereby acknowledge receipt of the “Notice of Exercise” from MidCap Financial SBIC, LP, to purchase [____] shares of the Common Stock of [_________________], pursuant to the terms of the Warrant, and further acknowledges that [______] shares remain subject to purchase under the terms of the Warrant.

COMPANY:                                                      [_________________]

By:           ________________________________

Title:           ________________________________

Date:           ________________________________

EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Warrant execute this form and supply required information.  Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby transferred and assigned to

_________________________________________________________________
(Please Print)

whose address is___________________________________________________

_________________________________________________________________

Dated:           ____________________________________

Holder’s Signature:                                _______________________________

Holder’s Address:                                _______________________________

_____________________________________________________

Signature Guaranteed:                                           ____________________________________________

NOTE:                      The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.